EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-64398 on Form N-1A of our report dated February 13, 2001 appearing in the December 31, 2000 Annual Report of Merrill Lynch Emerging Markets Debt Fund, Inc., and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 16, 2001